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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         TYCO ACQUISITION CORP. XX (NV)

            Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, it is hereby certified that:

            FIRST: The name of the corporation is Tyco Acquisition Corp. XX (NV) (the "Corporation");

            SECOND: By resolution of the Board of Directors duly adopted by unanimous written consent on June 1, 2001, the Board of Directors authorized the undersigned to amend and restate the entire text of the Corporation's Articles of Incorporation to read as hereinafter set forth:

                                   "ARTICLE I
                               NAME OF CORPORATION

      The name of the Corporation is The CIT Group, Inc.

                                   ARTICLE II
                                REGISTERED AGENT

      The name and address of the Corporation's registered agent in the State of Nevada is: The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511.

                                   ARTICLE III
                                  CAPITAL STOCK

      The aggregate number of shares that the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $1.00 per share.

                                   ARTICLE IV
                                    DIRECTORS

      The number of directors constituting the Board of Directors of the Corporation shall be not less than one nor more than nine, such number to be determined from time to time by a duly adopted resolution of the Board of Directors.

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                                    ARTICLE V
                             LIMITATION OF LIABILITY

      The personal liability of the directors of the Corporation is hereby eliminated to the fullest extend permitted by the Private Corporations Law (including, without limitation, subsection 1 of Section 78.037 thereof), as the same may be amended and supplemented from time to time. Any repeal or modification of this Article V shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification."

            THIRD: The sole stockholder of the Corporation duly adopted the amendment and restatement herein certified by written consent on June 1, 2001.

















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      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the undersigned this 1st day of June, 2001.

                                          TYCO ACQUISITION CORP. XX (NV)



                                          By:   /s/ Mark H. Swartz
                                                ---------------------------
                                                Mark H. Swartz
                                                Vice President

                                          By:   /s/ M. Brian Moroze
                                                ---------------------------
                                                M. Brian Moroze
                                                Secretary